COTELLIGENT, INC. MOVES HEADQUARTERS TO SAN FRANCISCO

Irvine, CA. – June 14, 2004 Cotelligent, Inc. (OTC BB: CGZT) announced today that the Company is moving its corporate headquarters from Southern California (Irvine) to San Francisco. The new address is:

Cotelligent, Inc.
655 Montgomery Street
Suite 1000
San Francisco, CA 94111
Phone: 1.415.477.9900

Cotelligent will begin operating out of its new location on Monday June 21, 2004.

About Cotelligent, Inc.
Cotelligent, Inc.(www.cotelligent.com) creates customized business solutions that enhance existing applications, integrate disparate systems and extend our clients’ current environment with mobile and Web technologies. Cotelligent develops solutions on a proven foundation of reusable design components and patterns that give clients greater flexibility and agility for future requirements. We create solutions that precisely fit each of our client’s needs and improve productivity with the shortest possible implementation time. Our exclusive architecture, consultative and collaborative approach has helped our clients reduce costs and implementation time by as much as 50%. Cotelligent’s clients include automotive, distribution and consumer package goods industry leaders.

Company Contact:
Cecilia Weiss
Marketing Communications
Cotelligent
100 Theory, Suite 200
Irvine, CA 92612
(949) 823-1658
cweiss@cotelligent.com